Exhibit 99.(h)(2)

Fee Waiver Agreement

EULAV Asset Management (the “Adviser”) and EULAV Securities LLC (the “Distributor”) each agree to the following fee waivers:

Value Line Core Bond Fund: The Adviser waives 0.10% of the advisory fee and the Distributor waives 0.05% of the Rule 12b-1 fee for the period June 1, 2014– June 30, 2015.

Value Line Tax Exempt Fund, Inc.: The Distributor waives 0.25% of the Rule 12b-1 fee for the period July 1, 2014 – June 30, 2015;

Value Line Larger Companies Fund, Inc.: The Distributor waives 0.10% of the Rule 12b-1 fee for the period May 1, 2014-June 30, 2015.

Value Line Strategic Asset Management Trust: The Distributor waives 0.15% of the Rule 12b-1 fee for the period May 1, 2014-June 30, 2015.

Value Line Centurion Fund, Inc.: The Distributor waives 0.15% of the Rule 12-1 fee for the period May 1, 2014-June 30, 2015

Value Line Income and Growth Fund, Inc: The Distributor waives 0.05% of the Rule 12b-1 fee for the period March 1, 2014 – June 30, 2015;

Value Line Asset Allocation Fund, Inc.: The Distributor waives 0.10% of the Rule 12b-1 fee for the period August 1, 2014 – July 31, 2015;

Dated this 3rd day of February, 2014

On behalf of the Distributor and the Adviser,

/s/ Mitchell Appel
Mitchell Appel, President
EULAV Asset Management
EULAV Securities LLC.

Received:

/s/ Emily Washington

Emily Washington, Treasurer

Value Line Mutual Funds